   As filed with the Securities and Exchange Commission on February 16, 2000
                                                  Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      under
                           THE SECURITIES ACT OF 1933

                                MERCK & CO., INC.
               (Exact Name of issuer As Specified in Its Charter)

                                  P.O. BOX 100
                    WHITEHOUSE STATION, NEW JERSEY 08889-0100
                    (Address of Principal Executive Offices)

      NEW JERSEY                                          22-1109110
(State of Incorporation)                    (I.R.S. Employer Identification No.)

              MERCK PUERTO RICO EMPLOYEE SAVINGS AND SECURITY PLAN

                            (Full Title of the Plan)

                                CELIA A. COLBERT

             Vice President, Secretary & Assistant General Counsel
                               MERCK & CO., INC.

                                  P.O. Box 100
                    Whitehouse Station, New Jersey 08889-0100

                                 (908) 423-1000

            (Name, Address and Telephone Number of Agent for Service)

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities
              offered only in connection with dividend or interest
                reinvestment plans, check the following box. |X|

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                        Amount to be          Proposed maximum           Proposed maximum             Amount of
Title of Securities to be Registered     Registered       offering price per share    aggregate offering price    registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock (Par Value $.01             500,000(1)          $66.22(2)                  $33,110,000(2)               $8,741.04
per share)


Plan interests related to Merck        An indeterminate           N/A                   N/A                          N/A
Puerto Rico Employee Savings           amount of plan
and Security Plan                       interests (3)

------------------------------------------------------------------------------------------------------------------------------------

(1) Based on an estimate of the number of shares that will be purchased pursuant to the Merck Puerto Rico Employee Savings and Security Plan. Pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the "Securities Act"), there is also being registered such number of additional shares that may become available for purchase pursuant to such plan in the event of certain changes in the outstanding shares, including reorganizations, mergers, recapitalizations, restructuring, stock dividends, stock splits, reverse stock splits and reclassifications.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act, solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of Common Stock on February 11, 2000, as reported on the New York Stock Exchange.

(3) Pursuant to Rule 416(c) of the Securities Act, this Registration Statement covers an indeterminate amount of plan interests to be offered or sold pursuant to the Merck Puerto Rico Employee Savings and Security Plan, attached as an exhibit hereto.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the registrant (Exchange Act File No. 1-3305) with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

(a) Annual Report on Form 10-K, filed March 24, 1999 for the fiscal year ended December 31, 1998;

(b) Quarterly Report on Form 10-Q filed on May 12, 1999 for the quarter ended March 31, 1999;

(c) Form 10-K/A filed on June 11, 1999, amending the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

(d) Quarterly Report on Form 10-Q filed on August 12, 1999 for the quarter ended June 30, 1999;

(e) Quarterly Report on Form 10-Q filed on November 12, 1999 for the quarter ended September 30, 1999;

(f)      Current Report on Form 8-K dated December 9, 1999, filed on December
         16, 1999;

(g) Proxy Statement for the Annual Meeting of Stockholders held on April 27, 1999; and

(h) The descriptions of the Common Stock of the registrant set forth in the registrant's Registration Statements pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

         All documents filed by the registrant pursuant to Section 13, 14 or 15(d) of the Exchange Act from the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. An Exhibit Index can be found on page 12 of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the Common Stock will be passed upon for the Company by Celia A. Colbert, Vice President, Secretary & Assistant General Counsel of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

         The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved in a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

         The Company's Restated Certificate of Incorporation provides that, to the fullest extent permitted by the laws of the State of New Jersey, directors and officers of the Company shall not be personally liable to the Company or its stockholders for damages for breach of any duty owed to the Company or its stockholders, except that a director or officer shall not be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Company or its stockholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

         The By-Laws of the Company provide that a former, present or future director, officer or employee of the Company or the legal representative of any such director, officer or employee shall be indemnified by the Company:

         (a) against reasonable costs, disbursements and counsel fees paid or incurred where such person has been successful in the defense on the merits or otherwise of any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit, or proceeding or in defense of any claim, issue or matter therein, brought by reason of such person's being or having been such director, officer or employee, and

         (b) with respect to the defense of any such action, suit, proceeding, inquiry or investigation for which indemnification is not made under (a) above, against reasonable costs, disbursements (which shall include amounts paid in satisfaction of settlements, judgments, fines and penalties, exclusive, however, of any amount paid or payable to the Company) and counsel fees if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and in connection with any criminal proceedings such person also had no reasonable cause to believe the conduct was unlawful, with the determination as to whether the applicable standard of conduct was met to be made by a majority of the members of the Board of Directors (sitting as a Committee of the Board) who were not parties to such inquiry, investigation, action, suit or proceeding or by any one or more disinterested counsel to whom the question may be referred by the Board of Directors; provided, however, in connection with any proceeding by or in the right of the Company, no indemnification shall be provided as to any person adjudged by any court to be liable to the Company except as and to the extent determined by such court.

         The Company enters into indemnification agreements with its directors and officers and enters into insurance agreements on its own behalf. The indemnification agreements provide that the Company agrees to hold harmless and indemnify its directors and officers to the fullest extent authorized or permitted by the Business Corporation Act of the State of New Jersey, or any other applicable law, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification that is adopted after the date hereof. Without limiting the generality of the foregoing, the Company agrees to hold harmless and indemnify its directors and officers to the fullest extent permitted by applicable law against any and all expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by its directors and officers in connection with the defense of any present or future threatened, pending, or completed claim, action, suit, or proceeding by reason of the fact that they were, are, shall be, or shall have been a director or officer of the Company, or are or were serving, shall serve, or shall have served, at the request of the Company, as director or officer of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

------------------------------------------------------------------------------------------------------------------------------------
EXHIBIT
NUMBER                                   DESCRIPTION                                      METHOD OF FILING
------------------------------------------------------------------------------------------------------------------------------------
    3(a)                  --    Restated Certificate of                      Incorporated by reference to Form
                                Incorporation of the registrant (May         10-K Annual Report for the fiscal year ended
                                6, 1992)                                     December 31, 1992

    3(b)                  --    Certificate of Amendment to the              Incorporated by reference to Form 10-K Annual
                                Certificate of Incorporation of              Report for the fiscal year ended December 31,
                                Merck & Co., Inc. (as amended                1998
                                January 14, 1999, effective February
                                16, 1999)

    3(c)                  --    By-Laws of the registrant (as                Incorporated by reference to Form
                                amended effective February 25, 1997)         10-Q Quarterly Report for the period ended
                                                                             March 31, 1997

      5                   --    Opinion of Consent of Celia A.               Filed with this Registration Statement
                                Colbert, Vice President, Secretary
                                and Assistant General Counsel of
                                registrant

     23                   --    Consent of Arthur Andersen LLP               Filed with this Registration Statement


     24                   --    Certified Resolution of Board of             Filed with this Registration Statement
                                Directors and Power of Attorney


     99                   --    Merck Puerto Rico Employee                   Filed with this Registration Statement
                                Savings and Security Plan

ITEM 9.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

1(a)         To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
         1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Whitehouse Station and the State of New Jersey on the 16th day of February 2000.

                                            MERCK & CO., INC.

                                   By:               *
                                            -----------------------------------
                                            Raymond V. Gilmartin
                                            Chairman of the Board, President
                                            & Chief Executive Officer

                                   By:      /s/ Celia A. Colbert
                                            -----------------------------------
                                            Celia A. Colbert
                                            Vice President, Secretary &
                                            Assistant General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                SIGNATURES                                          TITLE                               DATE


                     *
------------------------------------------
Raymond V. Gilmartin                              Chairman of the Board, President &            February 16, 2000
                                                  Chief Executive Officer; Principal
                                                  Executive Officer; Director

                     *
------------------------------------------
Judy C. Lewent                                    Senior Vice President & Chief                 February 16, 2000
                                                  Financial Officer; Principal
                                                  Financial Officer

                     *
------------------------------------------
Richard C. Henriques, Jr.                         Vice President, Controller;                   February 16, 2000
                                                  Principal Accounting Officer

                     *
------------------------------------------
H. Brewster Atwater, Jr.                                        Director                        February 16, 2000

                     *
------------------------------------------
Derek Birkin                                                    Director                        February 16, 2000

                     *
------------------------------------------
Lawrence A. Bossidy                                             Director                        February 16, 2000

                     *
------------------------------------------
William G. Bowen                                                Director                        February 16, 2000

                     *
------------------------------------------
Johnnetta B. Cole                                               Director                        February 16, 2000

                     *
------------------------------------------
Carolyne K. Davis                                               Director                        February 16, 2000

* Celia A. Colbert, by signing her name hereto, does hereby sign this document pursuant to powers of attorney duly executed by the persons named, filed with the Securities and Exchange Commission as an exhibit to this document, on behalf of such persons, all in the capacities and on the date stated, such persons including a majority of the directors of the Company.

                     *
------------------------------------------
Lloyd C. Elam                                                   Director                        February 16, 2000

                     *
------------------------------------------
Charles E. Exley, Jr.                                           Director                        February 16, 2000

                     *
------------------------------------------
Carleton S. Fiorina                                             Director                        February 16, 2000

                     *
------------------------------------------
William B. Harrison, Jr.                                        Director                        February 16, 2000

                     *
------------------------------------------
William N. Kelley                                               Director                        February 16, 2000

                     *
------------------------------------------
Edward M. Scolnick                                              Director                        February 16, 2000

                     *
------------------------------------------
Samuel O. Thier                                                 Director                        February 16, 2000

                     *
------------------------------------------
Dennis Weatherstone                                             Director                        February 16, 2000

* Celia A. Colbert, by signing her name hereto, does hereby sign this document pursuant to powers of attorney duly executed by the persons named, filed with the Securities and Exchange Commission as an exhibit to this document, on behalf of such persons, all in the capacities and on the date stated, such persons including a majority of the directors of the Company.

                                           By:      /s/ Celia A. Colbert
                                                  ------------------------------
                                                    Celia A. Colbert
                                                    Vice President, Secretary &
                                                    Assistant General Counsel
                                                    Attorney-in-Fact

The Plan.         Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Barceloneta, Puerto Rico on February 16,
                  2000.

                                              MERCK PUERTO RICO EMPLOYEE
                                              SAVINGS AND SECURITY PLAN

                                          By: /s/ Ernesto L. Vega
                                             ----------------------------------

                                              Name:  Ernesto L. Vega

                                              Title: Designated Individual
                                                     Puerto Rico Administrative
                                                     Committee

                                  EXHIBIT INDEX

------------------------------------------------------------------------------------------------------------------------------------
EXHIBIT
NUMBER                                    DESCRIPTION                                       METHOD OF FILING
------------------------------------------------------------------------------------------------------------------------------------
    3(a)                  --    Restated Certificate of                      Incorporated by reference to Form
                                Incorporation of the registrant (May         10-K Annual Report for the fiscal year ended
                                6, 1992)                                     December 31, 1992

    3(b)                  --    Certificate of Amendment to the              Incorporated by reference to Form 10-K Annual
                                Certificate of Incorporation of              Report for the fiscal year ended December 31,
                                Merck & Co., Inc. (as amended                1998
                                January 14, 1999, effective February
                                16, 1999)

    3(c)                  --    By-Laws of the registrant (as                Incorporated by reference to Form
                                amended effective February 25, 1997)         10-Q Quarterly Report for the period ended
                                                                             March 31, 1997

      5                   --    Opinion of Consent of Celia A.               Filed with this Registration Statement
                                Colbert, Vice President, Secretary
                                and Assistant General Counsel of
                                registrant

     23                   --    Consent of Arthur Andersen LLP               Filed with this Registration Statement

     24                   --    Certified Resolution of Board of             Filed with this Registration Statement
                                Directors and Power of Attorney



     99                   --    Merck Puerto Rico Employee                   Filed with this Registration Statement
                                Savings and Security Plan